Exhibit 99.1




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                          AGREEMENT AND PLAN OF MERGER

                          dated as of January 26, 2001

                                     between

                               CENTURA BANKS, INC.

                                       and

                              ROYAL BANK OF CANADA


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                                TABLE OF CONTENTS

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RECITALS..........................................................................................................1

                              ARTICLE I Certain Definitions; Interpretation

1.01 Certain Definitions..........................................................................................2
1.02 Interpretation...............................................................................................7

                                       ARTICLE II The Merger

2.01 The Merger...................................................................................................8
2.02 Reservation of Right to Revise Structure.....................................................................9
2.03 Effective Time...............................................................................................9

                                    ARTICLE III Consideration

3.01 Effect on Capital Stock......................................................................................9
3.02 Rights as Shareholders; Stock Transfers.....................................................................10
3.03 Exchange Procedures.........................................................................................10
3.04 Anti-Dilution Provisions....................................................................................11
3.05 Company Stock Options.......................................................................................11

                              ARTICLE IV Actions Pending the Merger

4.01 Forbearances of the Company.................................................................................12
4.02 Forbearances of the Acquiror................................................................................15

                              ARTICLE V Representations and Warranties

5.01 Disclosure Schedules........................................................................................15
5.02 Standard....................................................................................................16
5.03 Representations and Warranties of the Company...............................................................16
5.04 Representations and Warranties of the Acquiror..............................................................29
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                                      ARTICLE VI Covenants

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6.01 Reasonable Best Efforts.....................................................................................33
6.02 Shareholder Approvals.......................................................................................33
6.03 Registration Statement......................................................................................34
6.04 Press Releases..............................................................................................35
6.05 Access; Information.........................................................................................35
6.06 Acquisition Proposals.......................................................................................36
6.07 Affiliate Agreements........................................................................................37
6.08 Takeover Laws...............................................................................................37
6.09 No Rights Triggered.........................................................................................37
6.10 NYSE Listing................................................................................................37
6.11 Regulatory Applications.....................................................................................37
6.12 Indemnification.............................................................................................38
6.13 Accountants' Letters........................................................................................40
6.14 Notification of Certain Matters.............................................................................40
6.15 Employee Benefits...........................................................................................40
6.16 Certain Adjustments.........................................................................................41
6.17 Formation of Newco..........................................................................................41
6.18 Certain Tax Matters.........................................................................................41

                                ARTICLE VII Conditions to Consummation of the Merger

7.01 Conditions to Each Party's Obligation to Effect the Merger..................................................42
7.02 Conditions to Obligation of the Company.....................................................................43
7.03 Conditions to Obligation of the Acquiror....................................................................44

                                       ARTICLE VIII Termination

8.01 Termination.................................................................................................44
8.02 Effect of Termination and Abandonment.......................................................................46
8.03 Termination Fee.............................................................................................46
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                                      ARTICLE IX Miscellaneous
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9.01 Survival....................................................................................................47
9.02 Waiver; Amendment...........................................................................................47
9.03 Counterparts................................................................................................48
9.04 Governing Law...............................................................................................48
9.05 Expenses....................................................................................................48
9.06 Notices.....................................................................................................48
9.07 Entire Understanding; No Third-Party Beneficiaries..........................................................49
9.08 Assignment..................................................................................................49
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EXHIBIT A     Form of Stock Option Agreement
EXHIBIT B     List of Persons to Execute Compensation-Related Agreements
EXHIBIT C     Form of Employment Agreement
EXHIBIT D     Form of Affiliate Letter

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         AGREEMENT AND PLAN OF MERGER, dated as of January 26, 2001 (this
"Agreement"), between Centura Banks, Inc. (the "Company") and Royal Bank of Canada (the "Acquiror").

                                    RECITALS

         A. The Company. The Company is a North Carolina corporation, having its principal place of business in Rocky Mount, North Carolina.

         B. The Acquiror. The Acquiror is a Canadian chartered bank, having its principal places of business in Toronto, Ontario and Montreal, Quebec, Canada.

         C. The Merger. On the terms and subject to the conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of a direct wholly owned subsidiary of the Acquiror to be organized under North Carolina law ("Newco") with and into the Company, with the Company as the surviving corporation in the merger.

         D. Stock Option Agreement. As a condition of and inducement to the Acquiror's willingness to enter into this Agreement, following the execution and delivery of this Agreement, the Company is entering into a Stock Option Agreement in substantially the form of Exhibit A (the "Stock Option Agreement"), pursuant to which the Company is granting to the Acquiror an option to purchase, under certain circumstances, shares of Company Common Stock.

         E. Employment Agreements. Certain employees and directors of the Company identified on Exhibit B have agreed to execute agreements related to certain employment and compensation matters in substantially the form of Exhibit C.

         F. Intention of the Parties. It is the intention of the parties that the business combination contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         G. Board Action. The respective Boards of Directors of each of the Company and the Acquiror have each adopted resolutions approving this Agreement, the Merger (as defined herein), the Stock Option Agreement, and, in the case of the Board of Directors of the Company, declaring the advisability of this Agreement in accordance with the North Carolina Business Corporation Act, as amended (the "NCBCA").

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:
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                                    ARTICLE I

                       Certain Definitions; Interpretation

                  1.01 Certain Definitions. The following terms are used in this Agreement with the meanings assigned below:

                  "Acquiror" has the meaning assigned in the preamble to this Agreement.

                  "Acquiror Common Stock" means the common shares, without nominal or par value, of the Acquiror.

                  "Acquiror First Preferred Stock" means the first preferred shares, without nominal or par value, of the Acquiror.

                  "Acquiror Ratio" has the meaning assigned in Section 8.01(f)(ii).

                  "Acquiror Second Preferred Stock" means the second preferred shares, without nominal or par value, of the Acquiror.

                  "Acquiror Stock" means, collectively, the Acquiror Common Stock, the Acquiror First Preferred Stock and the Acquiror Second Preferred Stock.

                  "Acquisition Proposal" has the meaning assigned in Section
         6.06.

                  "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

                  "Average Closing Price" means the average of the daily last sale prices per share of Acquiror Common Stock as reported on the Toronto Stock Exchange for the ten consecutive full trading days (on which such shares are traded) ending at the close of trading on the Determination Date.

                  "Closing Date" has the meaning assigned in Section 2.03.

                  "Code" has the meaning assigned in Recital F.

                  "Company" has the meaning assigned in the preamble to this Agreement.

                  "Company Affiliate" has the meaning assigned in Section 6.07.

                  "Company Articles" means the Amended and Restated Articles of Incorporation of the Company.

                  "Company Board" means the Board of Directors of the Company.

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                  "Company By-Laws" means the Amended and Restated By-laws of the Company.

                  "Company Common Stock" means the common stock, without par value, of the Company.

                  "Company IP Rights" has the meaning assigned in Section
         5.03(w).

                  "Company Meeting" has the meaning assigned in Section 6.02.

                  "Company Preferred Stock" means the preferred stock, without par value, of the Company.

                  "Company Reports" has the meaning assigned in Section 5.03(j).

                  "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

                  "Company Stock Option" means each option to purchase shares of Company Common Stock outstanding under the Company Stock Plans.

                  "Company Stock Plans" has the meaning assigned in Section 5.03(b).

                  "Company's SEC Documents" has the meaning assigned in Section 5.03(g).

                  "Confidentiality Agreement" means the confidentiality agreement between the Company and the Acquiror, dated January 12, 2001.

                  "Compensation Plans" has, with respect to any person, the meaning assigned in Section 5.03(n).

                  "Consideration" has the meaning assigned in Section 3.01(a).

                  "Consideration Per Share" has the meaning assigned in Section 3.05.

                  "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

                  "Costs" has the meaning assigned in Section 6.12(a).

                  "Determination Date" means the date of receipt of all approvals of the Minister of Finance, Canada, necessary to consummate the Merger.

                  "Disclosure Schedule" has the meaning assigned in Section
         5.01.

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                  "Effective Time" means the date and time at which the Merger becomes effective.

                  "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources; or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" has, with respect to any person, the meaning assigned in Section 5.03(n).

                  "ERISA Affiliate Plan" has the meaning assigned in Section 5.03(n).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Exchange Agent" has the meaning assigned in Section 3.03(a).

                  "Exchange Ratio" has the meaning assigned in Section 3.01(a).

                  "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Hazardous Substance" means any substance in any concentration that is: (1) listed, classified or regulated pursuant to any Environmental Law; (2) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance which may be the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

                  "Indemnified Party" has the meaning assigned in Section
         6.12(a).

                  "Indemnified Person" has the meaning assigned in Section 5.03(n).

                  "Index Price" means the TSE Banks & Trusts Index.

                  "Index Ratio" has the meaning assigned in Section 8.01(f)(ii).

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                  "Insurance Amount" has the meaning assigned in Section
         6.12(b).

                  "Insurance Policies" has the meaning assigned in Section 5.03(u).

                  "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools, software, databases and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

                  "IRS" means the United States Internal Revenue Service.

                  "knowledge of the Company" and "Company knowledge" mean the knowledge of Cecil Sewell, Steven Goldstein, Frank Hirsch, Kel Landis, Scott Custer, Tom Rogers, Ben Anderson and Buddy Jordon.

                  "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

                  "Loans" means loans, leases, extensions of credit, commitments to extend credit and other assets.

                  "Material Adverse Effect" means, with respect to the Acquiror or the Company, any effect that (1) is materially adverse to the financial position, results of operations, shareholder's equity or business of the Acquiror and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, respectively, other than
         (A) the effects of changes in economic conditions generally (including general levels of interest rates), except to the extent that the effect of such change disproportionately affects the Acquiror or the Company, respectively, as compared to depositary institutions in general in Canada or the United States, respectively, (B) payments of expenses associated with the Merger as contemplated by this Agreement, (C) changes in generally accepted accounting principles applicable to bank holding companies generally in Canada or the United States, respectively, and (D) any changes resulting primarily from changes in banking laws or regulations (or interpretations thereof) of general applicability in Canada or the United States, respectively; or (2) would materially impair the ability of either the Acquiror or the Company to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement.

                  "Merger" has the meaning assigned in Section 2.01(a).

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                  "Multiemployer Plan" means, with respect to any person, a
         multiemployer plan within the meaning of Section 3(37) of ERISA.

                  "NCBCA" has the meaning assigned in Recital G.

                  "NCCOB" means the North Carolina Commissioner of Banks.

                  "New Certificates" has the meaning assigned in Section 3.03.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Old Certificates" has the meaning assigned in Section 3.03.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Pension Plan" has, with respect to any person, the meaning assigned in Section 5.03(n).

                  "person" means any individual, bank, savings bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

                  "Previously Disclosed" means, with respect to the Company or the Acquiror, information set forth in such party's Disclosure Schedule in a paragraph or section identified as corresponding to the provision of this Agreement in respect of which such information has been so set forth or has otherwise been set forth in a manner reasonably indicating to a reader the provisions to which such information may be relevant.

                  "Proxy Statement" has the meaning assigned in Section 6.03.

                  "Registration Statement" has the meaning assigned in Section 6.03.

                  "representatives" means, with respect to any person, such person's directors, officers, employees, legal or investment or financial advisors or any representatives of such legal or financial advisors.

                  "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

                  "SEC" means the Securities and Exchange Commission.

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                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Significant Subsidiary" has the meaning assigned to it in Rule 1-02 of Regulation S-X of the SEC.

                  "Starting Date" means January 26, 2001.

                  "Starting Price" means C$51.80.

                  "Stock Option Agreement" has the meaning assigned in the preamble to this Agreement.

                  "Subsidiary" includes both a "subsidiary" as defined in Rule 1-02 of Regulation S-X of the SEC and a "subsidiary" as defined in
         Section 2(d) of the Bank Holding Company Act of 1956.

                  "Superior Proposal" has the meaning assigned in Section 6.06.

                  "Surviving Corporation" has the meaning assigned in Section 2.01.

                  "Takeover Laws" has the meaning assigned in Section 5.03(e).

                  "Taxes" means all taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, or charges of any kind whatsoever, together with any interest and any penalties or additions to tax with respect thereto and with respect to any information reporting requirements imposed by the Code or any similar provision of foreign, state or local law and any interest in respect of such additions or penalties imposed by any taxing authority whether arising before, on or after the Closing Date.

                  "Tax Returns" means all reports and returns required to be filed on or before the Closing Date with respect to the Taxes of the Company or any of its Subsidiaries including, without limitation, consolidated federal income tax returns and any documentation required to be filed with any taxing authority or to be retained by the Company or any of its Subsidiaries in respect of information reporting requirements imposed by the Code or any similar foreign, state or local law.

                  1.02 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part

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of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other affiliates, to take appropriate action in connection therewith. References to "knowledge" of a person means knowledge after reasonable diligence in the circumstances. References herein to "transaction contemplated by this Agreement" shall be deemed to include a reference to the transactions contemplated by the Stock Option Agreement. All references to "dollars" or "$" mean the lawful currency of the United States, and all references to "Canadian dollars" or "C$" mean the lawful currency of Canada, unless otherwise indicated.

                                   ARTICLE II

                                   The Merger

                  2.01 The Merger. At the Effective Time, on the terms and subject to the conditions set forth in this Agreement, the following shall occur:

                  (a) STRUCTURE AND EFFECTS OF THE MERGER. Newco shall merge with and into the Company, and the separate corporate existence of Newco shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of North Carolina, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the NCBCA.

                  (b) ARTICLES OF INCORPORATION. The articles of incorporation of the Surviving Corporation shall be amended to read in their entirety the same as the articles of incorporation of Newco as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the NCBCA, except that the name of the Surviving Corporation shall be changed to "RBC Centura Banks, Inc.".

                  (c) BY-LAWS. The by-laws of the Surviving Corporation shall be amended to read in their entirety the same as the by-laws of Newco as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the articles of incorporation referred to in Section 2.01(b).

                  (d) DIRECTORS. Unless otherwise agreed by the Acquiror and the Company, the directors of the Surviving Corporation shall be comprised of nine individuals, five of whom shall be designated by the Acquiror and four of whom
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

         shall be designated by the Company (with the reasonable consent of the Acquiror) prior to the Effective Time, and such directors shall hold office until such time as their successors shall be duly elected and qualified.

                  2.02 Reservation of Right to Revise Structure. At the Acquiror's election, the Merger may alternatively be structured so that (i) the Company is merged with and into any direct or indirect wholly owned subsidiary of the Acquiror or (ii) any other direct or indirect wholly owned subsidiary of the Acquiror is merged with and into the Company; provided, however, that no such change shall (a) alter or change the amount or kind of the Consideration or the treatment of the holders of Company Stock Options, (b) prevent the parties from obtaining the opinions of Hunton & Williams and Sullivan & Cromwell referred to in Sections 7.02(c) and 7.03(c), respectively, or (c) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                  2.03 Effective Time. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of North Carolina, of articles of merger in accordance with Section 55-11-05 of the NCBCA, or at such later date and time as may be set forth in such articles. Subject to the terms of this Agreement, the parties shall cause the Merger to become effective (1) on the date that is the third business day to occur after the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the Closing Date) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of the Acquiror, on the last business day of the month in which such day occurs), or (2) on such date as the parties may agree in writing (the "Closing Date").


                                   ARTICLE III

                                  Consideration

                  3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock:

                  (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive consideration (the "Consideration") comprising 1.684 (the "Exchange Ratio") fully paid and nonassessable shares of Acquiror Common Stock. At the Effective Time, the shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and cease to exist, and from and after the Effective Time, certificates representing Company Common Stock immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of Acquiror

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
         Common Stock into which they were converted as part of the Consideration pursuant to this Section 3.01(a).

                  (b) Newco Common Stock. Each share of Newco common stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the conversion rights provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock.

                  3.03 Exchange Procedures. (a) Promptly upon occurrence of the Effective Time, the Acquiror shall deposit, or cause to be deposited, with the Acquiror's transfer agent or a U.S. depository or trust institution of recognized standing selected by the Acquiror and reasonably satisfactory to the Company (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("Old Certificates") to be exchanged in accordance with this Article III, certificates representing the shares of Acquiror Common Stock ("New Certificates").

                  (b) Promptly after the Effective Time, the Acquiror shall send or cause to be sent to each former holder of record of shares of Company Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for New Certificates. The Acquiror shall cause the New Certificates and/or any check in respect of dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such shares of Company Common Stock (or indemnity reasonably satisfactory to the Acquiror and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on the cash such person shall be entitled to receive pursuant to this Article III upon such delivery.

                  (c) Neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) From and after the 30th day following the Effective Time, no dividends or other distributions with respect to Acquiror Common Stock with a record date occurring after the Effective Time shall be paid in respect of any unsurrendered Old Certificate representing shares of Acquiror Common Stock converted in the Merger into the right to receive shares of Acquiror Common Stock. Upon surrender of Old Certificates (or indemnity reasonably satisfactory to the Acquiror and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) in accordance

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

with this Section 3.03, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock such holder had the right to receive upon surrender of Old Certificates (or delivery of such indemnity).

                  (e) Notwithstanding any other provision hereof, no fractional shares of Acquiror Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Acquiror shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Acquiror Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last reported sale prices of Acquiror Common Stock, as reported by the Toronto Stock Exchange, for the ten Toronto Stock Exchange trading days immediately preceding the Effective Time (with the last reported sale price for each such trading day converted to U.S. dollars at the Bank of Canada Closing Rate in Toronto on such trading day).

                  3.04 Anti-Dilution Provisions. If the Acquiror changes (or establishes a record date for changing) the number or kind of shares of Acquiror Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Acquiror Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                  3.05 Company Stock Options. At the Effective Time, each Company Stock Option, whether vested or unvested, exercisable or unexercisable, without any action on the part of the holder shall be converted into the right to receive payment of an amount in cash equal to the product of (1) the excess of the Consideration Per Share over the exercise price per share subject to such Company Stock Option and (2) the number of Shares subject to such Company Stock Option payable to the holder of such Company Stock Option at any time during the period commencing on the date hereof and ending immediately prior to the Effective Time; provided, that the Company shall be entitled to withhold from such cash payment any amounts required to be withheld by applicable law. For purposes of clarity, if the exercise price per share subject to a Company Stock Option exceeds the Consideration Per Share (i.e., an "underwater" stock option) then, the holder of such option shall not be entitled to any payment with respect thereto. Each Company Stock Option to which this paragraph applies will be cancelled and shall cease to exist by virtue of such payment. For the purposes of this Section 3.05, "Consideration Per Share" means the product of
(x) the average of the last reported sale prices of Acquiror Common Stock, as reported by the Toronto Stock Exchange, for the ten Toronto Stock Exchange trading days immediately preceding the Effective Time (with the last reported sale price for each such trading day converted to U.S. dollars at the Bank of Canada Closing Rate in Toronto on such trading day) and (y) the Exchange Ratio. Prior to the Effective Time the Company shall take all necessary actions, including obtaining employee consents and resolutions of the Company Board or of a committee established under a Company Stock Plan, if applicable, to effect the foregoing.

                                   ARTICLE IV

                           Actions Pending the Merger

                  4.01 Forbearances of the Company. Until the Effective Time (or the earlier of the termination of this Agreement), except as expressly provided in this Agreement or the Disclosure Schedule, without the prior written consent of the Acquiror, the Company will not, and will cause each of its Subsidiaries not to:

                  (a) ORDINARY COURSE. Conduct the business of the Company and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates; or, subject to the restriction in
         Section 4.01(o)(3), engage in any material new activities or lines of business or make any material changes to their existing activities or lines of business.

                  (b) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof or pursuant to the Stock Option Agreement, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Common Stock or any Rights, (2) permit any additional shares of Company Common Stock to become subject to new grants of employee or director stock options, or stock-based employee rights or arrangements,
         (3) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock, (4) effect any recapitalization, reclassification, stock split or like change in capitalization, or (5) enter into, or take any action to cause any holders of Company Common Stock to enter into, any agreement, understanding or commitment relating to the right of holders of Company Common Stock to vote any shares of Company Common Stock, or cooperate in any formation of any voting trust relating to such shares.

                  (c) DIVIDENDS, ETC. Make, declare, pay or set aside for payment any dividend, other than (1) regular quarterly cash dividends on Company Common Stock in an amount not to exceed $0.34 per share (or $0.36 per share for dividends payable with respect to periods after the first quarter of 2001); provided that the Company shall coordinate with the Acquiror regarding the declaration and payment of any dividends in respect of the Company Common Stock and the record dates and the payment dates relating thereto, it being the intention of the Company and the Acquiror that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and/or any shares of Acquiror Common Stock that any such holder receives in exchange therefor pursuant to the Merger; and (2) dividends from wholly owned Subsidiaries to the Company or to another wholly owned Subsidiary of the

         Company, as applicable, on or in respect of, or declare or make any distribution on any shares of its capital stock or split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (d) COMPENSATION; EMPLOYMENT CONTRACTS; ETC. Enter into, amend, modify, renew or terminate any employment, consulting, severance or similar Contracts (including the agreements entered into pursuant to Recital E hereof) with any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except
         (1) for changes that are required by applicable law, (2) to satisfy Previously Disclosed Contracts existing on the date hereof (as such Contracts are modified, as applicable, pursuant to the agreements entered into pursuant to Recital E hereof), (3) for merit-based or annual salary increases in the ordinary course of business and in accordance with past practice or (4) for employment arrangements for, or grants of awards to, newly hired non-executive employees in the ordinary and usual course of business consistent with past practice provided that total annual guaranteed compensation for any such newly hired non-executive employee shall not exceed U.S. $100,000.

                  (e) BENEFIT PLANS. Enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former directors, officers, employees, former employees of, or independent contractors with respect to, the Company or its Subsidiaries (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or (2) to satisfy Previously Disclosed Contracts existing on the date hereof.

                  (f) DISPOSITIONS. Except (i) pursuant to Previously Disclosed Contracts existing on the date hereof, or (ii) for sales of debt securities or similar investments in the ordinary and usual course of business consistent with past practice, sell, transfer, mortgage, lease, encumber or otherwise dispose of or permit the creation of any Lien (except for a Lien for Taxes not yet due and payable) in respect of or discontinue any material portion of its assets, business or properties.

                  (g) ACQUISITIONS. Except (1) pursuant to Previously Disclosed Contracts existing on the date hereof, or (2) by way of foreclosures in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice, acquire any material amount, taken individually and in the aggregate, of assets, properties or deposits of another person in any one transaction or a series of related transactions.

                  (h) GOVERNING DOCUMENTS. Amend the Company Articles, the Company By-laws or the articles of incorporation or by-laws (or similar governing documents) of any of the Company's Subsidiaries.

                  (i) ACCOUNTING METHODS. Implement or adopt any material change in the accounting principles, practices or methods used by the Company and its Subsidiaries, other than as may be required by generally accepted accounting principles.

                  (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material Contract or amend or modify in any material respect any of its existing material Contracts.

                  (k) CLAIMS. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than U.S. $250,000 and which would not reasonably be expected to establish an adverse precedent or reasonable basis for subsequent settlements or require material changes in business practices.

                  (l) RISK MANAGEMENT. Except as required by applicable law or regulation: (1) implement or adopt any material change in its credit risk and interest rate risk management and hedging policies, procedures or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to credit and interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (m) INDEBTEDNESS. Other than in the ordinary course of business (including by way of creation of deposit liabilities, entry into repurchase agreements, purchases or sales of federal funds, Federal Home Loan Bank advances, and sales of certificates of deposit) consistent with past practice, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person or (3) cancel, release, assign or modify any material amount of indebtedness of any other person.

                  (n) LOANS. (1) Make any loan or advance other than in the ordinary course of business consistent with lending policies as in effect on the date hereof or (2) make any commercial real estate loan or advance in excess of $10,000,000, or any other loan or advance in excess of $20,000,000; provided that the Company or any of its Subsidiaries may make any such loan or advance in the event (A) the Company or any of its Subsidiaries has delivered to the Acquiror or its designated representative a notice of its intention to make such loan or advance and such additional information as the Acquiror or its designated representative may reasonably require and (B) the Acquiror or its designated representative shall not have reasonably objected to such loan or advance by giving notice of such objection within five business days following the actual receipt by the Acquiror of the applicable notice of intention.

                  (o) ADVERSE ACTIONS. (1) Take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; (2) subject to Section 6.06, take any action that is intended or is reasonably likely to result in
         (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law, or (3) engage in any new line of business or make any acquisition that would not be permissible for a United States bank holding company (as defined in the Bank Holding Company Act of 1956, as amended) or would subject the Acquiror, the Company or any Subsidiary of either to material regulation by a Governmental Authority that does not presently regulate such company or to regulation by a Governmental Authority that is materially different from current regulation.

                  (p) TAX ELECTIONS. Make any material election with respect to Taxes.

                  (q) COMMITMENTS. Agree or commit to do, or enter into any Contract regarding, anything that would be precluded by clauses (a) through (p) without first obtaining the Acquiror's consent.

                  4.02 Forbearances of the Acquiror. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, the Acquiror will not, and will cause each of its Subsidiaries not to: (1) take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (2) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

                                    ARTICLE V

                         Representations and Warranties

                  5.01 Disclosure Schedules. On or prior to the date hereof, the Company has delivered to the Acquiror and the Acquiror has delivered to the

Company a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (a) in response to an express disclosure requirement contained in a provision hereof or (b) as an exception to one or more representations or warranties contained in Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article IV; provided that the inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the disclosing party that such item (or any undisclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance with respect to the Company or the Acquiror, respectively.

                  5.02 Standard. No representation or warranty of the Company or the Acquiror contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, (a) is not Previously Disclosed and (b) individually or taken together with all other facts, events or circumstances that should have been Previously Disclosed with respect to any representation or warranty contained in Section 5.03 (other than Section 5.03(h)) or 5.04 (other than Section 5.04(h)), has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or the Acquiror, respectively.

                  5.03 Representations and Warranties of the Company. Except as Previously Disclosed, the Company hereby represents and warrants to the Acquiror as set forth in its Disclosure Schedules and as follows:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. The Company is duly organized, validly existing and in good standing as a corporation under the laws of North Carolina, and is duly qualified to do business and is in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) COMPANY STOCK. As of the date hereof, the authorized capital stock of the Company consists solely of 100,000,000 shares of Company Common Stock, of which not more than 39,490,122 shares are outstanding as of January 25, 2001, and 25,000,000 shares of Company Preferred Stock, no shares of which are outstanding. The outstanding shares of Company Stock have been duly authorized and are validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as Previously Disclosed, there are no shares of Company Stock reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The Company has Previously Disclosed a list of each Compensation Plan under which any shares of capital stock of the Company or any Rights with respect thereto have been or may be awarded or issued

         ("Company Stock Plans"). As of January 25, 2001, the Company has outstanding Company Stock Options representing the right to acquire no more than 3,066,363 shares of Company Common Stock. Except as described in the immediately preceding sentence, the Company has no Company Common Stock authorized for issuance pursuant to any Company Stock Plans. The shares of Company Common Stock issuable pursuant to the Stock Option Agreement have been duly authorized for issuance by the Company and, upon any issuance of such shares in accordance with the terms of the Stock Option Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

                  (c) SUBSIDIARIES. (1)(A) The Company has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or its Subsidiaries), (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to the Company or its Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities (other than to the Company or its Subsidiaries), and (F) all the equity securities of each such Subsidiary held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

                           (2) The Company has Previously Disclosed, as of the date hereof, a list of all equity securities it or one of its Subsidiaries holds involving, in the aggregate, beneficial ownership or control by the Company or any such Subsidiary of 5% or more of any class of the issuer's voting securities or 25% or more of any class of the issuer's securities, including a description of any such issuer and the percentage of the issuer's voting and/or non-voting securities and, as of the Effective Time, no additional persons would need to be included on such a list. The Company has Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities, in which it owns or controls an equity, partnership or membership interest, directly or indirectly, and the nature and amount of each such interest, and as of the Effective Time, no additional persons would need to be included on such a list.

                           (3) Each of the Company's Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (d) CORPORATE POWER. The Company and each of its Subsidiaries has the requisite power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby.

                  (e) CORPORATE AUTHORITY AND ACTION. (1) The Company has taken all corporate action necessary in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and the Stock Option Agreement and (B) subject only to receipt of the approval of the plan of merger contained in this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the Merger. This Agreement and the Stock Option Agreement each is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                           (2) The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby each is exempt from, the requirements of (A) any applicable "moratorium," "control share," "fair price," or other antitakeover laws and regulation of any state (collectively, "Takeover Laws"), including Sections 55-9 and 55-9A of the NCBCA and (B) Sections 10.2 and 10.3 of the Company Articles.

                           (3) The Company has received the opinion of Keefe, Bruyette & Woods, Inc., dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Consideration to be received in the Merger by the shareholders of the Company is fair to the shareholders of the Company from a financial point of view.

                  (f) REGULATORY FILINGS; NO DEFAULTS. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement or the Stock Option Agreement, or to consummate the Merger or the other transactions contemplated hereby, except for (A) the filing with the SEC of the Proxy Statement in definitive form, (B) the filing of applications and notices, as applicable, with the Federal Reserve System and the NCCOB with respect to the Merger, (C) the filing of a notification, if required, and expiration of the related waiting period under the HSR Act,

         (D) the filing of articles of merger with the Secretary of State of the State of North Carolina pursuant to the NCBCA and (E) the filings of applications and notices, as applicable, required to be made pursuant to the Bank Act (Canada). As of the date hereof, the Company is not aware of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in Section 7.01(b).

                           (2) Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in the preceding paragraph and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Articles or the Company By-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

                  (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by the Company or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Company's SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then did not as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of the Company and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (h) ABSENCE OF UNDISCLOSED LIABILITIES AND CHANGES. (1) Except as disclosed in the Company's SEC Documents filed prior to the date hereof, none of the Company or its Subsidiaries has any obligation or liability (contingent or otherwise), that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Company and, since September 30, 2000, on a consolidated basis the Company and its Subsidiaries have not incurred any liability other than in the ordinary course of business.

                           (2) Since September 30, 2000, except for execution of this Agreement and performance of its obligations hereunder, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to the Company.

                  (i) LITIGATION. Except as disclosed in the Company's SEC Documents filed before the date hereof, no litigation, claim or other proceeding before any court, arbitrator or Governmental Authority is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (j) COMPLIANCE WITH LAWS. (1) The Company and each of its
         Subsidiaries:

                           (A) conducts its business in compliance with all
                  applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, applicable fair lending laws and other laws relating to discriminatory business practices;

                           (B) has all permits, licenses, authorizations, orders
                  and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened;

                           (C) has received, since December 31, 1998, no
                  notification or communication from any Governmental Authority
                  (i) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to the Company's knowledge, do grounds for any of the foregoing exist), or (iii) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally);

                           (D) is not aware of any pending or threatened
                  investigation, review or disciplinary proceedings by any Governmental Authority against the Company, any of its Subsidiaries or any officer, director or employee thereof;

                           (E) is not subject to any order or decree issued by,
                  or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority, or been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action; and

                           (F) since December 31, 1998, has timely filed all
                  reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Authority (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

                           (2) None of the Company or its Subsidiaries has engaged (or, with respect to First Greenboro Home Equity, Inc., has engaged to the knowledge of the Company) in any of the practices listed in Office of the Comptroller of the Currency Advisory Letter AL 2000-7 as "indications that an institution may be engaging in abusive lending practices" or as practices that "may suggest the potential for fair lending violations".

                  (k) MATERIAL CONTRACTS; DEFAULTS. The Company has Previously Disclosed a complete and accurate list of all material Contracts to which the Company or any of its Subsidiaries is a party, including the following categories:

                           (1) any Contract that (A) is not terminable at will
                  both without cost or other liability to the Company or any of its Subsidiaries and upon notice of ninety (90) days or less and (B) provides for fees or other payments in excess of $100,000 per annum or in excess of $100,000 for the remaining term of the Contract;

                           (2) any Contract with a term beyond the Effective
                  Time under which the Company or any of its Subsidiaries created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations);

                           (3) any Contract to which the Company or any of its
                  Subsidiaries is a party, on the one hand, and under which any affiliate, officer, director, employee or equity holder of the Company or any of its Subsidiaries, on the other hand, is a party or beneficiary;

                           (4) any Contract with respect to the employment of,
                  or payment to, any present or former directors, officers, employees or consultants; and

                           (5) any Contract involving the purchase or sale of
                  assets with a book value greater than $100,000 entered into since December 31, 1999.

         Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party thereto is in default under any such Contract and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) NON-COMPETITION. Neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation (1) which limits or purports to limit in any respect the manner in which, or the localities in which, any business of the Company or its affiliates is or could be conducted or the types of business that the Company or its affiliates conducts or may conduct or (2) which would reasonably be understood to limit or purport to limit in any respect the manner in which, or the localities in which, any business of the Acquiror or its affiliates is or could be conducted or the types of business that the Acquiror or its affiliates conducts or may conduct.

                  (m) PROPERTIES. Except as disclosed in the financial statements filed in its SEC Documents on or before the date hereof, the Company and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent, mechanics liens, materialmen liens, or other inchoate liens) to the properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company and its Subsidiaries as of the dates thereof. All buildings and all fixtures, equipment, and other property and assets which are material to its business and are held under leases or subleases by any of the Company and its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles).

                  (n) EMPLOYEE BENEFIT PLANS. (1) The Company's Disclosure Schedule contains a complete list of all bonus, vacation, deferred compensation, commission-based, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation and stock option plans, all employment or severance contracts, all medical, dental, disability, severance, health and life plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former officers, employees or directors or the beneficiaries or dependents of any of the foregoing (collectively, the "Compensation Plans"), other than plans that are not currently maintained or contributed to by the Company or any of its Subsidiaries.

                           (2) With respect to each Compensation Plan, if applicable, the Company has made available to the Acquiror, true and complete copies of the existing: (A) Compensation Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); and (J) documentation relating to outstanding loans made to the Company's employee stock ownership plan. Each Form 5500, actuarial report and financial statement referred to in the preceding sentence accurately reflects the contributions, liabilities and funding levels of the applicable Compensation Plan.

                           (3) Each of the Compensation Plans has been administered and operated in accordance with the terms thereof and with applicable law, including ERISA, the Code and the Securities Act. Each of the Compensation Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and the Company is not aware of any circumstances that would likely result in the revocation or denial of any such favorable determination letter. None of the Company, any of its Subsidiaries or an Indemnified Person has engaged in any transaction with respect to any Compensation Plan that has subjected, or (assuming the taxable period with respect to the transaction expired as of the date hereof) could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or

         Section 502 of ERISA in an amount which would be material. There is no pending or, to the Company's knowledge, threatened litigation or governmental audit, examination or investigation relating to the Company's Compensation Plans. There are no outstanding loans made to the Company's employee stock ownership plan.

                           (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any "single-employer plan" (within the meaning of Section 4001 (a)(15) of ERISA) or Multiemployer Plan currently or formerly maintained or contributed to by any of them, or the single-employer plan or Multiemployer Plan of any entity (an "ERISA Affiliate") which is considered one employer with the Company under
         Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to the Company's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).

                           (5) All contributions, premiums and payments required to have been made under the terms of any of the Compensation Plans or applicable law have been timely made or reflected in the Company's SEC Documents. Neither any of the Pension Plans nor ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of the Company, any of its Subsidiaries or any ERISA Affiliate has provided, or is required to provide, security to any Pension Plan or any ERISA Affiliate Plan pursuant to Section 401(a)(29) or Section 412(n) of the Code.

                           (6) Under each Pension Plan which is a
         single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such plan by more than $10 million. Under each of the Pension Plans, there has been no adverse change in the financial condition of any Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

                           (7) No Compensation Plan provides benefits, including death or medical benefits, with respect to any employees or former employees of the

         Company or any of its Subsidiaries (or their spouses, beneficiaries, or dependents) beyond the retirement or other termination of service of any such employee other than (A) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (B) retirement, death or disability benefits under any Pension Plan, (C) disability benefits under any Compensation Plan which is an employee welfare benefit plan (as defined under Section 3(1) of ERISA) that have been fully provided for by insurance or otherwise, or (D) benefits in the nature of severance pay under any Compensation Plan. The Company and its Subsidiaries may amend or terminate any Compensation Plan which provides post-retirement or termination of employment benefits at any time without incurring any liability thereunder (other than liability for vested, accrued benefits under any Compensation Plan as of the date of such amendment or termination). There has been no communication to employees, former employees or their spouses, beneficiaries or dependents by the Company or any of its Subsidiaries that promised or guaranteed such employees retiree health or life insurance or other retiree death benefits on a permanent basis or promised or guaranteed that any such benefits could not be modified, eliminated or terminated.

                           (8) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Compensation Plan which would increase the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement, shareholder approval of this Agreement nor the consummation of the transactions contemplated hereby will (w) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation Plans, (y) cause the Company or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (z) result in payments under any of the Compensation Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

                           (9) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which are or would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (10) The retirement or disability benefit historically paid pursuant to each Supplemental Executive Retirement Agreement has been calculated based on the participant's base-salary and annual performance bonuses paid to the participant, including amounts voluntarily deferred by a participant.

                  (o) LABOR MATTERS. Each of the Company and its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining Contract or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (p) ENVIRONMENTAL MATTERS. (1) The Company and each of its Subsidiaries has complied with applicable Environmental Laws; (2) to the Company's knowledge, no property (including buildings and any other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance; (3) neither the Company nor any of its Subsidiaries could be deemed the owner or operator under any Environmental Law of any property in connection with any Loans or in which it has currently or formerly held a Lien or security interest;
         (4) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; (5) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (6) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (7) to the Company's knowledge, there are no other circumstances or conditions involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Lien held by the Company or any of its Subsidiaries (including the presence of asbestos, underground storage tanks, contamination, polychlorinated biphenyls or gas station sites) that would reasonably be expected to result in any claims, liability or investigations or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (8) the Company has made available to the Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, any of its Subsidiaries, any currently or formerly owned or operated property or any property in which the Company or any of its Subsidiaries has held a Lien.

                  (q) TAX MATTERS. (1) All Tax Returns that are required to be filed with respect to the Company or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired; (2) all Tax Returns filed by the Company and its Subsidiaries are complete and accurate; (3) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns (or, with respect to Tax Returns for which an extension has been timely filed, will be required to be shown as due and payable when such Tax Returns are filed) have been paid or adequate reserves have been established for the payment of such Taxes;
         (4) all state and federal income Tax Returns referred to in clause (1) have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes for which such return has been filed has expired; (5) no audit or examination or refund litigation with respect to any such Tax Return is pending or, to the Company's knowledge, has been threatened; (6) all deficiencies asserted or assessments made as a result of any examination of a Tax Return of the Company or any of its Subsidiaries, have been paid in full or are being contested in good faith; (7) no waivers of statute of limitations have been given by or requested with respect to any Taxes of the Company or its Subsidiaries for any currently open taxable period; (8) the Company and each of its Subsidiaries has in its respective files all Tax Returns that it is required to retain in respect of information reporting requirements imposed by the Code or any similar foreign, state or local law; (9) the Company and its Subsidiaries have never been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return (other than a consolidated group of which the Company was the common parent); (10) no closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries; (11) no tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement; (12) the Company and its Subsidiaries are not bound by any tax indemnity, tax sharing or tax allocation agreement or arrangement; and (13) all Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other person.

                  (r) RISK MANAGEMENT; ALLOWANCE FOR LOAN LOSSES. (1) All swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor its Subsidiaries, nor to the Company's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                           (2) The allowances for loan losses reflected on the consolidated balance sheets included in the Company's SEC Documents are, in the reasonable judgment of the Company's management, adequate as of their respective dates under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines.

                  (s) BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries have been properly and accurately maintained, and there are no inaccuracies or discrepancies contained or reflected therein.

                  (t) ACCOUNTING CONTROLS. Each of the Company and its Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Board of Directors of the Company, that (a) all material transactions are executed in accordance with management's general or specific authorization; (b) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principals consistently applied with respect to any criteria applicable to such statements, (c) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) INSURANCE. The Company has made available to the Acquiror all of the insurance policies, binders, or bonds maintained by or for the benefit of the Company or its Subsidiaries ("Insurance Policies") or their representatives. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (v) NO BROKERS. No action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other, like payment with respect to the transactions contemplated by this Agreement, except that the Company has employed Credit Suisse First Boston Corporation and Keefe Bruyette & Woods, Inc. in connection with this transaction on Previously Disclosed terms.

                  (w) INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or have the right to use all material Intellectual Property Rights necessary or required for the operation of their business as currently conducted (collectively, "Company IP Rights"), and have the right to use, license, sublicense or assign the same without material liability to, or any requirement of consent from, any other person or party. The Company's use of the Company IP Rights does not infringe any Intellectual Property Rights of any person; there is no pending or, to the knowledge of the Company, threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Company IP Rights; to the knowledge of the Company, there is currently no infringement by any person of any Company IP Rights; and the Company IP Rights owned, used or possessed by the Company and its Subsidiaries are sufficient and adequate to conduct the business of the Company and its Subsidiaries to the full extent as such business is currently conducted.

                  (x) DISCLOSURE. The information Previously Disclosed or otherwise provided to the Acquiror in connection with this Agreement, when taken together with the representations and warranties contained herein, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to the Acquiror hereunder are true and complete.

                  5.04 Representations and Warranties of the Acquiror. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Acquiror hereby represents and warrants to the Company as set forth in its Disclosure Schedule and as follows:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. The Acquiror is duly organized, validly existing and in good standing under the laws of Canada. Following its formation, Newco will be duly organized, validly existing and in good standing under the laws of North Carolina. The Acquiror is, and Newco will be, duly qualified to do business and in good standing in the jurisdictions where the ownership or leasing of property or assets or the conduct of business requires such qualification.

                  (b) ACQUIROR STOCK. (1) As of the date hereof, the authorized capital of the Acquiror consists solely of an unlimited number of shares of Acquiror Common Stock which may be issued for a maximum aggregate consideration of C$10,000,000,000, an unlimited number of shares of Acquiror First Preferred Stock which may be issued for a maximum aggregate consideration of C$5,000,000,000 and an unlimited number of shares of Acquiror Second Preferred Stock which may be issued for a maximum aggregate consideration of C$5,000,000,000. As of October 31, 2000 not more than 602,398,000 shares of Acquiror Common Stock, not more than 65,500,000 shares of Acquiror First Preferred Stock and no shares of Acquiror Second Preferred Stock were issued and outstanding. Except as Previously Disclosed, there are no shares of Acquiror Stock reserved for issuance, the Acquiror does not have any Rights issued or outstanding with respect to Acquiror Stock, and the Acquiror does not have any commitment to authorize, issue or sell any Acquiror Stock or Rights, except pursuant to this Agreement. The number of shares of Acquiror Common Stock which are issuable and reserved for issuance upon exercise of any employee or director stock options to purchase shares of Acquiror Common Stock, and the number and terms of any Rights, as of October 31, 2000, are Previously Disclosed in the Acquiror's Disclosure Schedule.

                           (2) The shares of Acquiror Common Stock to be issued as Consideration, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

                  (c) SUBSIDIARIES. Each of the Acquiror's Significant Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (d) CORPORATE POWER. The Acquiror and each of its Significant Subsidiaries each has the requisite power and authority to carry on its business as it is now being conducted and to own all its properties and assets; the Acquiror has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby.

                  (e) CORPORATE AUTHORITY AND ACTION. The Acquiror has, and Newco will have, taken all corporate action necessary in order to authorize the execution and delivery of, and performance of its obligations under, this Agreement and, in the case of the Acquiror, the Stock Option Agreement, and to consummate the Merger. Each of this Agreement and, in the case of the Acquiror, the Stock Option Agreement, is a valid and legally binding agreement of the Acquiror and, upon its execution by Newco, will be a valid and legally binding agreement of Newco, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f) REGULATORY APPROVALS; NO DEFAULTS. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by the Acquiror of this Agreement or the Stock Option Agreement or to consummate the Merger or the other transactions contemplated hereby except for (A) the filing of applications and notices, as applicable, with the Federal Reserve System and the NCCOB with respect to the Merger; (B) the filing of a notification, and expiration of the related waiting period under the HSR Act, (C) approval of the listing on the NYSE of the Acquiror Common Stock to be issued in the Merger; (D) the filing and declaration of effectiveness by the SEC of the Registration Statement; (E) the filing of articles of merger with the Secretary of State of the State of North Carolina pursuant to the NCBCA; (F) approval by the Minister of Finance and the Office of the Superintendent of Financial Institutions under the Bank Act (Canada), and (G) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Acquiror Common Stock in the Merger. As of the date hereof, the Acquiror is not aware of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated hereby will not be received without the imposition of a condition or requirement described in Section 7.01(b).

                           (2) Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in the preceding paragraph and the making of all required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of the Acquiror or of any of its Subsidiaries or to which the Acquiror or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of the Acquiror or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Acquiror's Annual Reports on Form 40-F for the fiscal years ended October 31, 1998, 1999 and 2000, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by the Acquiror or any of its Subsidiaries subsequent to October 31, 1999 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Acquiror's SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not (or if amended or superseded by a filing prior to the date of this Agreement, then did not as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of the Acquiror and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Acquiror and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles in Canada, consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                  (h) ABSENCE OF UNDISCLOSED LIABILITIES AND CHANGES. (1) Except as disclosed in the Acquiror's SEC Documents filed prior to the date hereof, none of the Acquiror or its Subsidiaries has any obligation or liability (contingent or otherwise), that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect with respect to the Acquiror.

                           (2) Since October 31, 2000, (A) the Acquiror and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.04 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to the Acquiror.

                  (i) NO BROKERS. No action has been taken by the Acquiror that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other, like payment with respect to the transactions contemplated by this Agreement, except that the Acquiror has employed Credit Suisse First Boston Corporation in connection with this transaction.

                  (j) INTERIM OPERATIONS OF NEWCO. Newco will be formed solely for the purpose of engaging in the transactions contemplated hereby and will not engage in any business other than in connection with the transactions contemplated by this Agreement.

                  (k) DISCLOSURE. The information Previously Disclosed or otherwise provided to the Company in connection with this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to the Company hereunder are true and complete.

                  (l) CERTAIN TREASURY REGULATION REQUIREMENTS. The Acquiror satisfies all the requirements of the "active trade or business test" under Treasury Regulationss.1.367(a)-3(c)(3).


                                   ARTICLE VI

                                    Covenants

                  6.01 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

                  (b) Without limiting the generality of Section 6.01(a), the Company agrees to use its reasonable best efforts to obtain the consent or approval of all persons party to a Contract with the Company or any of its Subsidiaries, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits of such Contract; provided that in no event shall the Company be deemed to have failed to satisfy the condition set forth in 7.03(b) solely on the basis that such consents or approvals have not been obtained as of the Closing Date.

                  6.02 Shareholder Approvals. The Company agrees to take, in accordance with applicable law, applicable stock exchange rules, the Company Articles and the Company By-Laws, all action necessary to convene an appropriate meeting of shareholders of the Company to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement, the "Company Meeting"), and to solicit shareholder approval, as promptly as practicable after the date hereof. The Company Board has adopted a resolution contemplated by NCBCA ss. 55-11-03, recommending that the shareholders approve this Agreement (and will keep such resolution in effect) and take any other action required to permit consummation of the transactions contemplated hereby. The obligation of the Company to hold the Company Meeting shall not be affected by any Acquisition Proposal or other event or circumstance.

                  6.03 Registration Statement. (a The Acquiror agrees to prepare a registration statement on Form F-4 (the "Registration Statement"), to be filed by the Acquiror with the SEC in connection with the issuance of Acquiror Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with the Acquiror, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and, provided that the Company and its Subsidiaries have cooperated as required above, the Acquiror agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of the Company and the Acquiror agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. The Acquiror also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to the Acquiror all information concerning the Company, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (c) The Acquiror agrees to advise the Company, promptly after the Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  6.04 Press Releases. The initial press release concerning the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement shall be a joint press release in such form agreed to by the parties, and thereafter each of the Company and the Acquiror agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to the Company or the Acquiror, as the case may be, is required by law or regulation and as to which the Company or the Acquiror, as the case may be, has used its best efforts to discuss with the other in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of the Company or the Acquiror, as the case may be, or any of its representatives that was not permitted by this Agreement).

                  6.05 Access; Information. (a Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford the Acquiror and its officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, credit files, tax returns and work papers of independent auditors), properties, personnel and to such other information as it may reasonably request and, during such period, the Company shall furnish promptly (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning its business, properties and personnel as the other may reasonably request.

                  (b) Each of the Company and the Acquiror agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
Section 6.05 unless such information (1) was already known to such party, (2) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (3) is disclosed with the prior written approval of the party to which such information pertains or (4) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same, or at the other party's request, destroyed.

                  (c) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.


                  6.06 Acquisition Proposals. The Company agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' representatives not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement or the Stock Option Agreement (any of the foregoing, an "Acquisition Proposal"); provided, that nothing contained in this Agreement shall prevent the Company Board from (i) making any disclosure to its shareholders if, in the good faith judgment of the Company Board, failure so to disclose would be inconsistent with its obligations under applicable law; (ii) until the date of the Company Meeting, providing (or authorizing the provision of) information to, or engaging in (or authorizing) such discussions or negotiations with, any person who has made a bona fide written Acquisition Proposal received after the date hereof which did not result from a breach of this Section 6.06; or (iii) recommending such an Acquisition Proposal to its shareholders if and only to the extent that, in the case of actions referred to in clause (ii) or (iii), (x) such Acquisition Proposal is a Superior Proposal, (y) the Company Board, after having consulted with and considered the advice of outside counsel to the Company Board, determines in good faith that providing such information or engaging in such negotiations or discussions, or making such recommendation is required in order to discharge the directors' fiduciary duties in accordance with the NCBCA and
(z) the Company receives from such person a confidentiality agreement substantially in the form of the Confidentiality Agreement. For purposes of this Agreement, a "Superior Proposal" means any Acquisition Proposal by a third party on terms that the Company Board determines in its good faith judgment, after receiving the advice of its financial advisors (whose advice shall be communicated to the Acquiror), to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby, after taking into account the likelihood of consummation of such transaction on the terms set forth therein, taking into account all legal, financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law, after giving the Acquiror at least five business days to respond to such third-party Acquisition Proposal once the Board has notified the Acquiror that in the absence of any further action by the Acquiror it would consider such Acquisition Proposal to be a Superior Proposal, and then taking into account any amendment or modification to this Agreement proposed by the Acquiror. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquiror, with respect to any of the foregoing. The Company shall promptly (within 24 hours) advise the Acquiror following the receipt by it of any Acquisition Proposal and the material terms thereof (including the identity of the person making such Acquisition Proposal), and advise the Acquiror of any developments (including any change in such terms) with respect to such Acquisition Proposal promptly upon the occurrence thereof.

                  Nothing contained in this Section 6.06 or any other provision of this Agreement will prohibit the Company or the Company Board from notifying any third party that contacts the Company on an unsolicited basis after the date hereof concerning an Acquisition Proposal of the Company's obligations under this Section 6.06.

                  6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, the Company shall deliver to the Acquiror a schedule of each person that, to the Company's knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act. The Company agrees to use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to the Company and the Acquiror on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit D.

                  6.08 Takeover Laws. No party shall knowingly take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

                  6.09 No Rights Triggered. The Company shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any person (a) under the Company Articles or the Company By-Laws or (b) under any material Contract to which it or any of its Subsidiaries is a party except, in each case, as contemplated by this Agreement and the Stock Option Agreement.

                  6.10 NYSE Listing. The Acquiror shall take all reasonable steps necessary to ensure the listing, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Acquiror Common Stock to be issued to the holders of Company Common Stock in the Merger.

                  6.11 Regulatory Applications. (a The Acquiror and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. The Acquiror shall have the right to review in advance, and to the extent practicable to consult with the Company, subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. The Company shall have the right to review in advance, and to the extent practicable to consult with the Acquiror, subject to all applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority, in connection with the transactions contemplated by this Agreement, that is not confidential. In exercising the foregoing rights, the Acquiror and the Company agree to act reasonably and as promptly as practicable. Each of the Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material consents, registrations, approvals, permits and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each of the Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

                  6.12 Indemnification. (a) Following the Effective Time and for a period of six years thereafter, the Acquiror shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company is permitted to indemnify its directors, officers and employees under applicable law, the Company Articles and the Company By-Laws as in effect on the date hereof (and the Acquiror shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required to be made with respect to whether such an officer's or director's conduct complies with the standards set forth under the NCBCA, the Company Articles and the Company By-Laws shall be made by independent counsel reasonably acceptable to both the Indemnified Party and the Surviving Corporation.

                  (b) For a period of three years from the Effective Time, the Acquiror shall use its reasonable best efforts to provide (or cause the Surviving Corporation to provide) that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any of its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall the Acquiror be required to expend more than twice the current amount spent by the Company (the "Insurance Amount") to maintain or procure such directors' and officers' insurance coverage; provided, further, that if the Acquiror is unable to maintain or obtain the insurance called for by this Section 6.12(b), the Acquiror shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any Subsidiary may be required to make application and provide customary representations and warranties to the Acquiror's insurance carrier for the purpose of obtaining such insurance.

                  (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Acquiror thereof; provided that the failure so to notify shall not affect the obligations of the Acquiror under Section 6.12(a) unless and to the extent that the Acquiror is actually prejudiced as a result of such failure. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (1) the Acquiror or the Surviving Corporation shall have the right to assume the defense thereof and the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Acquiror or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Acquiror shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (2) the Indemnified Parties will cooperate in the defense of any such matter and (3) the Acquiror shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                  (d) If the Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of the Acquiror shall assume the obligations set forth in this Section 6.12.

                  6.13 Accountants' Letters. The Company shall use its reasonable best efforts to cause to be delivered to the Acquiror, and the Acquiror's directors and officers who sign the Registration Statement, letters of PricewaterhouseCoopers LLP, independent auditors, dated a date shortly prior to the Closing Date, and addressed to the Acquiror, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

                  6.14 Notification of Certain Matters. Each of the Company and the Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.


                  6.15 Employee Benefits. (a) The Acquiror agrees to permit or cause the Company or its Subsidiaries to take appropriate action to honor all Compensation Plans in accordance with their terms. The Acquiror agrees that, except as otherwise specifically provided, the employee benefit plans maintained by the Company and/or its Subsidiaries as of the date hereof, will continue until at least December 31, 2002. Thereafter, the employees of the Company and its Subsidiaries who are employed by the Company and its Subsidiaries on or before the Effective Time will be provided employee pension, welfare and other benefits, fringes, and perquisites that are generally comparable in the aggregate to those provided by the Acquiror to similarly situated employees of the Acquiror and its Subsidiaries. The Acquiror will cause each employee benefit plan of the Acquiror and its Subsidiaries in which employees of the Company and its Subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder, but not for purposes of benefit accrual, the service of such employees with the Company and its Subsidiaries as if such service were with the Acquiror and its Subsidiaries, to the same extent that such service was credited under a comparable plan of the Acquiror and its Subsidiaries. Employees of the Company and its Subsidiaries shall not be subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of the Acquiror or its Subsidiaries in which they are eligible to participate. Employees of the Company and its Subsidiaries will retain credit for unused sick leave and vacation pay which has been accrued as of the Effective Time and for purposes of determining the entitlement of such employees to sick leave and vacation pay following the Effective Time, the service of such employees with the Company and its Subsidiaries shall be treated as if such service was with the Acquiror and its Subsidiaries.

                  (b) The Company and its Subsidiaries will comply with the terms of the relevant Compensation Plan with respect to the voting of any Company Common Stock held by any such Plan. As mutually agreed by the Company and the Acquiror, the Company's Employee Stock Ownership Plan feature of the Company's 401(k) Plan may be terminated, amended, or discontinued as of the Effective Time in accordance with the terms of the Plan and the requirements of applicable law.

                  (c) As soon as practicable following the date hereof, the Company will grant retention bonus awards to the key employees designated by the Acquiror, on terms, in form and in amounts satisfactory to the Acquiror.

                  (d) The Company shall freeze additional benefit accrual in its defined benefit pension plan by resolution of the Company Board and all necessary plan amendments, at least fifteen days prior to the Closing Date. The Company shall also make such other amendments as are necessary to effect the changes set forth on Company Disclosure Schedule 401(e) with respect to retirement plans.

                  (e) Prior to the Closing Date, the Company shall use its best efforts to take the actions set forth on the Company Disclosure Schedule Section 4.01(e) with respect to Supplemental Executive Retirement Plan Agreements.

                  6.16 Certain Adjustments. Upon the request of the Acquiror, the Company shall (a) consistent with generally accepted accounting principles and regulatory accounting principles, use its best efforts to record any accounting adjustments required to conform the loan, litigation and other reserve and real estate valuation policies and practices (including loan classifications and levels of reserves) of the Company and its Subsidiaries so as to reflect consistently on a mutually satisfactory basis the policies and practices of the Acquiror and (b) make reasonable adjustments to the corporate structure of the Company or its direct or indirect subsidiaries and transfer assets or liabilities between the Company and its Subsidiaries or between Subsidiaries; provided, however, that the Company shall not be obligated to record any such accounting adjustments (1) unless and until the Company shall be satisfied that the conditions to the obligation of the parties to consummate the Merger will be satisfied or waived on or before the Closing Date, and (2) in no event until the day prior to the Closing Date.

                  6.17 Formation of Newco. As soon as practicable following the date of this Agreement, the Acquiror shall cause Newco to be duly organized as a direct wholly owned subsidiary of the Acquiror and to become a party to this Agreement by executing and delivering a supplement hereto.

                  6.18 Certain Tax Matters. Each of the Acquiror and the Company
(i) shall cooperate before and after the Effective Time to assure, to the extent feasible, compliance with Treasury Regulation ss. 1.367(a)-3(c), (ii) undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action that is reasonably likely to cause the Merger not, to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes, and (iii) for purposes of the tax opinions described in Section 7.02(c) and 7.03(c), shall provide representation letters to counsel, in form and substance reasonably satisfactory to the Acquiror, the Company and such counsel.



                                   ARTICLE VII

                    Conditions to Consummation of the Merger

                  7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of the Acquiror and the Company to consummate the Merger is subject to the fulfillment or written waiver by the Acquiror and the Company prior to the Effective Time of each of the following conditions:

                  (a) SHAREHOLDER APPROVAL. This Agreement shall have been duly approved and adopted and a plan of merger shall have been duly approved by the affirmative vote of the holders of the requisite number of the outstanding shares of Company Common Stock entitled to vote thereon in accordance with applicable law, the Company Articles and the Company By-laws.

                  (b) GOVERNMENTAL AND REGULATORY CONSENTS. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Merger, and for the prevention of any termination of any material right, privilege, license or agreement of either the Acquiror or the Company or their respective Subsidiaries, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which, together with any other such conditions or restrictions, would be reasonably expected to have a Material Adverse Effect on the Surviving Corporation or the Acquiror or its operations in the U.S. after the Effective Time.

                  (c) THIRD PARTY CONSENTS. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

                  (d) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (f) BLUE SKY APPROVALS. All permits and other authorizations under the federal and state securities laws (other than that referred to in Section 7.01(e)) and other authorizations necessary to consummate the transactions contemplated hereby and to issue the shares of Acquiror Common Stock to be issued in the Merger shall have been received and be in full force and effect.

                  (g) LISTING. The shares of Acquiror Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  7.02 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Subject to the standard set forth in Section 5.02, the representations and warranties of the Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a certificate, dated the Closing Date, signed on behalf of the Acquiror by a senior officer of the Acquiror to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE ACQUIROR. The Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of the Acquiror by a senior officer of the Acquiror to such effect.

                  (c) TAX OPINION OF COMPANY'S COUNSEL. The Company shall have received an opinion of Hunton & Williams, counsel to the Company, dated the Closing Date, to the effect that, for federal income tax purposes,
         (1) the Merger constitutes a "reorganization" within the meaning of
         Section 368 of the Code and (2) no gain or loss will be recognized by shareholders of the Company to the extent they receive shares of Acquiror Common Stock as Consideration in exchange for shares of Company Common Stock (except for cash received in lieu of a fractional share of Acquiror Common Stock). Such opinion may note that "5% shareholders" will qualify for such nonrecognition treatment only if they enter into a "gain recognition agreement" under regulations promulgated under Section 367 of the Code. In rendering such opinion, counsel may require and rely upon (and may incorporate by reference) certain representations of the Acquiror and the Company reasonably requested by such counsel.

                  7.03 Conditions to Obligation of the Acquiror. The obligation of the Acquiror to consummate the Merger is also subject to the fulfillment or written waiver by the Acquiror prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Subject to the standard set forth in Section 5.02, the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and the Acquiror shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiror shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) TAX OPINION OF THE ACQUIROR'S COUNSEL. The Acquiror shall have received an opinion of Sullivan & Cromwell, counsel to the Acquiror, dated the Closing Date, to the effect that, for federal income tax purposes, the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code. In rendering such opinion, counsel may require and rely upon (and may incorporate by reference) certain representations of the Acquiror and the Company reasonably requested by such counsel.


                                  ARTICLE VIII

                                   Termination

                  8.01 Termination. This Agreement may be terminated and the Merger may be abandoned:

                  (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of the Acquiror and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) BREACH. At any time prior to the Effective Time, by the Acquiror or the Company, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach, individually or in the aggregate with other such breaches, would cause the conditions set forth in Section 7.03(a) or (b), in the case of a breach or breaches by the Company, or Section 7.02(a) or (b), in the case of a breach or breaches by the Acquiror, not to be satisfied or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company or the Acquiror to consummate the Merger and the other transactions contemplated by this Agreement.

                  (c) DELAY. At any time prior to the Effective Time, by the Acquiror or the Company, in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by November 30, 2001, except to the extent that the failure of the Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) NO APPROVAL. By the Company or the Acquiror, in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority.

                  (e) FAILURE TO RECOMMEND, Etc. (1) By the Acquiror, if (i) at any time prior to the receipt of the approval of the Company's shareholders contemplated by Section 7.01(a), the Company Board shall not recommend that the shareholders give such approval, or (ii) the Company Board takes any of the actions described in clause (ii) or
         (iii) of the proviso to Section 6.06.

                           (2) By the Company if, having acted in accordance with Sections 6.02, 6.06 and 8.03 and the Company's other obligations hereunder, (i) the Company Board shall have determined that an Acquisition Proposal from a third party constitutes a Superior Proposal and authorized and directed the Company to execute a definitive agreement with such third party to effect such Superior Proposal and
         (ii) immediately upon termination the Company executes such agreement.

                  (f) POSSIBLE ADJUSTMENT. By the Company, if the Company Board so determines by a vote of a majority of the members of the entire Company

         Board, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:

                           (i) The Average Closing Price on the Determination
                  Date of shares of Acquiror Common Stock shall be less than the product of 0.80 and the Starting Price; and

                           (ii) (A) The number obtained by dividing the Average
                  Closing Price on the Determination Date by the Starting Price (such number, the "Acquiror Ratio") shall be less than (B) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this Section 8(f)(ii)(B) (such number, the "Index Ratio");

         subject, however, to the following four sentences. If the Company elects to exercise its termination right pursuant to this Section 8.01(f), it shall give prompt written notice to the Acquiror; provided that such notice of election may be withdrawn at any time within the aforementioned five-day period. During the five-day period commencing with its receipt of such notice, the Acquiror shall have the option of adjusting the Exchange Ratio to the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Acquiror Ratio. If the Acquiror determines so to increase the Exchange Ratio within such five-day period, it shall give prompt written notice to the Company of its determination and the revised Exchange Ratio, whereupon no termination shall occur pursuant to this
         Section 8.01(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(f).

                  8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                  8.03 Termination Fee. (a) In addition to any other rights that the Acquiror has under this Agreement, the Stock Option Agreement and/or otherwise, if this Agreement is terminated by the Acquiror pursuant to (1)
Section 8.01(b) with respect to a breach of Section 6.01, 6.02 or 6.06 on the part of the Company, or any knowing, or willful or intentional, breach on the part of the Company (at a time when an Initial Triggering Event (as defined in the Stock Option Agreement) has occurred and the Company is unable to terminate pursuant to such Section 8.01(b)) or (2) Section 8.01(e)(1) or 8.01(e)(2), then the Company shall pay to the Acquiror U.S. $100,000,000 (it being understood that such fee is not intended as liquidated damages). In addition to any other rights that either party has under this Agreement, the Stock Option Agreement and/or otherwise, solely for the purpose of reimbursing an amount of certain out-of-pocket costs and expenses incurred in connection with negotiations and investigations undertaken with respect to the transactions contemplated hereby and not as liquidated damages, if this Agreement is terminated pursuant to Section 8.01(b):
(x) by the Company (at a time when the Acquiror is unable to terminate pursuant to Section 8.01(b)), then the Acquiror shall pay to the Company U.S. $20,000,000 and (y) by the Acquiror (other than with respect to a breach for which a fee is payable under the preceding sentence, at a time when the Company is unable to terminate pursuant to Section 8.01(b)), then the Company shall pay to the Acquiror U.S. $20,000,000.

                  (b) Any payment required to be made under Section 8.03(a) shall be payable, without setoff, by wire transfer in immediately available funds, to an account specified by the Acquiror, within three business days following such termination.

                  (c) The Company acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement and are cumulative with, and not intended to limit, other remedies that may be available, and that, without these agreements, the Acquiror would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.03, and, in order to obtain such payment, the Acquiror commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.03, the Company shall pay the Acquiror's costs and expenses (including attorneys' fees) in connection with such suit, together with interest on any amount due pursuant to this Section
8.03 from the date such amount becomes payable until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus two (2) percent.


                                   ARTICLE IX

                                  Miscellaneous

                  9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement (1) other than those contained in Sections 6.05(b), 8.02, and 8.03 and in this Article IX, shall survive the termination of this Agreement if this Agreement is terminated prior to the Effective Time, or
(2) other than those contained in Sections 6.12 and in this Article IX, shall survive the Effective Time.

                  9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefitted by the provision, or

(b) amended or modified at any time, by an agreement in writing executed by both parties, except that, after approval of the Merger by the shareholders of the Company, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

                  9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                  9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such State.

                  9.05 Expenses. Subject to Section 8.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay printing and postage expenses and the Acquiror shall pay SEC registration fees related to the Registration Statement and Proxy Statement.

                  9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

                  If to the Company, to:

                           Centura Banks, Inc.
                           134 North Church Street
                           Rocky Mount, North Carolina 27804
                           Attention:  Cecil Sewell
                              Chairman of the Board and Chief Executive Officer
                           Facsimile:  (252) 977-4800

                  With a copy to:

                           Gordon F. Rainey, Jr., Esq.
                           Hunton & Williams
                           951 East Byrd Street
                           Richmond, Virginia  23219
                           Facsimile:  (804) 788-8218

                  If to the Acquiror, to:

                           Royal Bank of Canada
                           200 Bay Street
                           Royal Bank Plaza
                           Toronto, Ontario
                           Canada M5J 2J5
                           Attention:  Peter W. Currie
                               Vice-Chairman and Chief Financial Officer
                           Facsimile:  (416) 974-0081

                  With a copy to:

                           Donald J. Toumey, Esq.
                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Facsimile:  (212) 558-3588

                  9.07 Entire Understanding; No Third-Party Beneficiaries. This Agreement (together with the Disclosure Schedules, the Stock Option Agreement and the Exhibits hereto) represents the entire understanding of the parties hereto with reference to all the matters encompassed or contemplated herein and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.12, insofar as such Section expressly provides certain rights to the Indemnified Parties named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of each other party hereto, except that the Acquiror and Newco may assign or delegate in their sole discretion any or all of their rights, interests or obligations under this Agreement to any direct or indirect, wholly owned subsidiary of the Acquiror, but no such assignment shall relieve the Acquiror of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.


                                *      *      *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                      CENTURA BANKS, INC.



                                      By:  /s/ Cecil W. Sewell, Jr.
                                           ---------------------------------
                                           Name:  Cecil W. Sewell, Jr.
                                           Title:  Chief Executive Officer

                                      ROYAL BANK OF CANADA



                                      By:   /s/ Peter W. Currie
                                           ---------------------------------
                                           Name: Peter W. Currie
                                           Title: Vice-Chairman and Chief
                                                  Financial Officer


                                      By:  /s/ James T. Rager
                                           ---------------------------------
                                           Name: James T. Rager
                                           Title: Vice-Chairman
                                                  Personal & Commercial Banking